UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

Hotgate Technology, Inc.

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-129388 (Commission File Number)	71-098116 (I.R.S. Employer Identification No.)

Room 1602, Aitken Vanson Centre, 61 Hoi Yuen Rd., Kwun Tong, Hong Kong

(Address of principal executive offices, including zip code)

(852) 2270-0688

 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a

        12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

        (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

        (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 22, 2010 the following individuals were appointed to the Board of Directors of the Company: Lau Bik Soon and Zainal Amanshah Bin Zainal Arshad.  On the same date, Wei Chuan Beng was appointed as the Chief Executive Officer of the Company, and Chee Keong Lee was appointed as the Chief Financial Officer of the Company.  Also on October 22, 2010, the Board of Directors of the Company accepted the resignation of Michael Yang Chee Hoong as Director and Yan Suan Sah as the Chief Executive Officer and the Chief Financial Officer of the Company. Biographical information for the new board members and officers are as follows:

Mr. Bik Soon Lau, age 39, obtained his first-class honors degree in electrical engineering from the University of Technology in Malaysia.  He joined REDtone International Berhad (“REDtone”) in 2008, as an executive director.  Between 2005 and 2008, Mr. Lau was the country manager for Hitachi Data Systems Malaysia.  There, he strengthened the organization, strengthened the company’s channel partners, and helped the company grow their Malaysian business.  Mr. Lau has over 14 years of experience in the ICT and telecommunications industry.  In his career, he has held numerous other positions, including sales director, partner sales manager, enterprise division account manager, business development manager, systems engineer, and research and design engineer.  He has held these positions with organizations such as Cisco Systems, Sun Microsystems, Compaq Computer, TQC Consultant (IT Division) Sdn Bhd, and Motorola Penang. During his tenure with these organizations, he received various Partner Management Excellence awards as well as many accolades as a high achiever in sales.

Mr. Zainal Amanshah Bin Zainal Arshad, age 43, obtained his bachelor’s degree in 1989 in electrical engineering from the University of Kent in the United Kingdom.  In 2000, he joined REDtone Telecommunications Sdn Bhd as the Executive Director responsible for call center solutions, system integration services, and discounted call business for the Malaysian market.  He is also REDtone Chief Executive Officer.  Prior to joining REDtone, Mr. Zainal worked for several local and multinational companies, including: Unisys Malaysia, NCR Malaysia Sdn Bhd, Solsis (M) Sdn Bhd, Xylog Business Solutions Sdn Bhd, and Lotus Consulting Malaysia. Currently, Mr. Zainal works in both the business development and government sectors.  He is also currently serving as a director for Malaysian Access Forum Berhad.

Mr. Chuan Beng Wei, age 45, is now the Chief Executive Officer of the Company.  Mr. Beng has been and will continue serving on the Board of Directors of the Company.  In 1996, he founded REDtone Telecommunications Sdn Bhd which later became a subsidiary of REDtone, a company specializing in value-added telecommunications services.  REDtone is listed on the Mesdaq market of Bursa Malaysia.  He served as the Managing Director of REDtone and was in charge of business development and strategic management.  In 1989, Mr. Wei began his career with Agilent Technologies (M) Sdn Bhd, and performed duties as a system engineer and major account manager.  In 1995, he founded TQC Consultants (IT Division) Sdn Bhd, a software development and system integration company.  Mr. Wei a council member and chairperson for Communication Special Interest Group for Persatuan Industri Komputer dan Multimedia Malaysia (“The Association of Computer and Multimedia Malaysia”) and the Vice President for the Kuala Lumpur/Selangor Darul Ehsan Telecommunication Association.  He holds a bachelor’s degree in electrical engineering from the University of Technology in Malaysia and a diploma in management from the Malaysia Institute of Management.

Mr. Chee Keong Lee, age 37, a Malaysian Chartered Accountant, obtained his Bachelor’s Degree in Accounting from University of Malaya in 1998. He began his career with Big 5 International Accounting firm in 1998 as Associate Consultant responsible for Corporate Finance and Corporate Restructuring for companies facing financial distress.   Mr. Lee has more than ten years of experience in in manufacturing industries and had held various positions from finance manager to financial controller with companies in Vietnam, Malaysia and China.  In 2005, he joined VS Technologies (Zhuhai) Co., Ltd., an Electronic Manufacturing Service Company, as a finance and admin manager overseeing full spectrum of finance and administrative functions.  In 2007, he joined Eurotec Electronics (Zhongshan) Co., Ltd., a European manufacturing company based in Guangdong Province as the Financial Controller.  In this position, his main responsibilities included financial review, costing analysis, tax planning and treasury functions.  In February 2009, he joined Redtone Telecommunications (China) Ltd., a subsidiary of the Company at the position of Financial Controller.  He is entrusted with the responsibilities of financial reporting, business analysis, investment appraisal, tax planning and liaison with bankers and auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTGATE TECHNOLOGY, INC.

By:	/s/ Chuan Beng Wei
Name: Chuan Beng Wei
Dated: October 25, 2010	Title: Chief Executive Officer